Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cambridge Display Technology, Inc. of our report dated July 19, 2004 relating to the financial statements of Litrex Corporation, which appears in the Registration Statement on Form S-1 (No. 333-117824) of Cambridge Display Technology, Inc.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 19, 2005